As filed with the Securities and Exchange Commission on December 22, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

brooqLy, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	7389	862265420
Incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification Number)

Registered Agents, Inc.

401 Ryland Street

Suite 200-A

Reno, Nevada 89502

775 701-6800

(Name, address, and telephone number of agent for service)

brooqLy, Inc.

10101 S. Roberts Road

Suite 209

Palos Hills, Illinois 60465

224 789-6673

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Communication Copies to

Frederick M. Lehrer, P.A.

Frederick M. Lehrer, Esq.

Attorney and Counselor at Law

2108 Emil Jahna Road

Clermont, Florida 34711

flehrer@securitiesattorney1.com

(561) 706-7646

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” herein for a discussion of information that should be considered in connection with an investment in our securities.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share			Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	2,464,982	(1)(2)		$0.20	(3)(4)	$492996.40	$45.70

Total			$				$45.70

__________

1)

 Represents 2,464,982 shares of our Common Stock being registered for resale on behalf of the Selling Stockholders. Includes an indeterminable number of additional shares of Common Stock; pursuant to Rule 416(a) under the Securities Act.

2)	Until such time as our common stock shares are quoted on the OTC Bulletin Board, our shareholders will sell their shares at the price of $0.20 per share.

3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

4)

In accordance with Rule 416(a) This Registration Statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby may amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Security Holders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

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PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON DECEMBER 22, 2021

brooqLy, Inc.

2,464,982 SHARES OF COMMON STOCK

Selling shareholders are offering up to 2,464,982 shares of common stock. The selling shareholders will offer their shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares by the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market and is not eligible to trade on the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or quotation medium or on any listed exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and will therefore be subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. See “Risk Factors” beginning on page 13.

The date of this Prospectus is December 22, 2021.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The Selling Stockholder may not sell the securities listed in this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, the uncertainties associated with the ongoing COVID-19 pandemic, including, but not limited to uncertainties surrounding the duration of the pandemic, government orders and travel restrictions, and the effect on the global economy and consumer spending, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, opportunities, plans, objectives of management , competitive advantages, and expected market growth are forward-looking statements. Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC.

Although the forward-looking statements contained in this registration statement and the prospectus forming a part thereof are based upon what management believes to be reasonable assumptions and there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of the registration statement, this prospectus or as of the date specified in the documents incorporated by reference therein or herein, as the case may be. The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

Industry and Market Data

The registration statement and this prospectus forming a part thereof, and the documents incorporated by reference herein or therein, as the case may be, contain estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry.

This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information.  We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31st and our audited financial statements for the period of our inception, February 19,2021, to September 30th, 2021, are included in this prospectus. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” at page 6 of this Prospectus.

Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us” refers to brooqLy, Inc.

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Company Organization

We were are an early-stage company, incorporated in Nevada on February 19, 2021, with the name “MyTreat, Inc”. On May 12, 2021, we changed our name to brooqLy, Inc. with the state of Nevada by filing an amendment to our Articles of Incorporation.

Going Concern

Our auditor has issued a “going concern” emphasis of a matter in their opinion about us, meaning that we face uncertainties that our business will not succeed or be viable. Additionally, it is likely that we will need additional capital or additional financing in the future, and if such financing is not available to us on acceptable terms, our business may suffer or fail as a result.

Definitions

The following terms are defined for use in this Prospectus:

The terms “Shop or “Shops”, means bars, restaurants, and cafeterias, that have registered or potentially can register for our Platform.

The term “Brand” or “Brands” is defined as the producer or distributor of a particular consumer product that advertises on our Platform to promote their brand or branded product.

The term “Treat” is defined as a consumer product to be purchased and sent from one consumer to another.

The term “Sending Consumer” means a person that uses our Platform to purchase and send a Receiving Consumer a “Treat”.

The term “Receiving Consumer” means the person that is the recipient of the “Treat”.

The term "Users” means the total of Sending Consumers and Receiving Consumers.

The term “App” means the smartphone application available to our Users to download, register and send / receive Treats

The team “Dashboard” means the web-based application used by our system administrators to setup and manage the App functionalities.

The term “Platform” means our own software platform (consisting of the App and Dashboard) with our intellectual property components that provide an infrastructure for Sending Consumers, Receiving Consumers, Shops, and Brands, to interact and interconnect.

The term, “Local Partner” means the company that we will provide exclusive geographic rights to for the purpose of executing our business plan in a specific geographic area pursuant to a revenue sharing agreement.

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Business

We are a social networking platform that connects people using the practice of treating products via our Platform. The participants in our Platform include:

•	Shops that register with an annual fee to use our Platform and upload their product catalog items that are used as “Treats” that can be purchased and sent between registered Users
•	Sending Consumers who purchase “Treats” for Receiving Consumers who download our app and are registered on our Platform.
•	Receiving Consumers who receive the “Treats” from Sending Consumers who have downloaded our app and are registered on our Platform.
•	Brands that can advertise within our Platform

We have created a technology infrastructure for the Shops, Sending Consumers and Receiving Consumers, and Brands that wish to advertise with us, to interconnect, interact, and engage in what we have strived for, a “fun, social networking experience.”

Founder Issuances:

On April 2, 2021, we issued 9,000,000 Common Stock Shares at par value of $0.0001 to our founder,

Panagiotis N. Lazaretos.

On April 2, 2021, we issued 9,000,000 Common Stock Shares at par value of $0.0001 to our founder,

Nikolaos Ioannou.

On April 2, 2021, we issued 2,000,000 Common Stock Shares at par value of $0.0001 to our founder,

Helen V. Maridakis.

Issuances for Cash Consideration

From April 7, 2021, to September 30, 2021, we sold 317,500 Common Stock Shares to 16 accredited investors at a price of $0.20 per share or an aggregate of $63,500

From September 17, 2021 to September 30, 2021, we sold 2,000,000 Common Stock Shares to 3 accredited investors at a price of $0.10 per share or an aggregate of $200,000, which subscription also included 1 Common Stock Purchase Warrant for each Common Stock Share Purchased, exercisable at ten (10) cents per share ($0.10) and upon FINRA granting a trading symbol to us the Company for quotation on the OTC Markets OTCQB. The Warrant Exercise Price will be calculated at a 50% discount to the 7 day average price for that 7 day period preceding exercise of the Warrant. The Warrant Exercisable Period is 5 years from the date of the Subscriber subscribing to the Shares.

Issuance of Shares for Services.

We issued 247,482 shares to two individuals for services at $0.20 per share or an aggregate of $49,496.40.

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Cash Requirements

As of September 30, 2021, we had cash on hand of approximately $95,869 for our operational needs.

Our current operating expenses are $15,000 monthly. After this registration statement is declared effective, our operating expenses will increase to approximately $30,000 per month due to SEC reporting costs. If we fail to generate sufficient revenues to meet our monthly operating costs of $30,000, we will not have available cash for our operating needs for only 7 after approximately 7 months.

Conflicts of Interest

Our officers or directors have no actual or potential conflicts of interests that may materially and negatively impact our operations and revenues. No other business interests are in conflict with our interests and those of our minority stockholders.

Risk Factors

As more detailed below in our Risk Factor Section beginning on page 13, we are subject to the following risk categories:

•	Risks related to our Business
•	Risks related to our Securities
•	Risks related to COVID-19

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A,
•

Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”),

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements, and
•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as we are an emerging growth company, regardless of whether we remain a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies.”

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The Offering

As of the date of this prospectus, we had 22,564,982 shares of our common stock outstanding.

From April 7, 2021, to September 30, 2021, we sold 317,500 Common Stock Shares at a price of $0.20 per share or an aggregate of $63,500.

From September 17, 2021 to September 30, 2021, we sold 2,000,000 Common Stock Shares at a price of $0.10 per share or an aggregate of $200,000, which subscription also included 1 Common Stock Purchase Warrant for each Common Stock Share Purchased, exercisable at ten (10) cents per share ($0.10) and upon FINRA granting a trading symbol to the Company for quotation on the OTC Markets OTCQB. The Warrant Exercise Price will be calculated at a 50% discount to the 7 day average price for that 7 day period preceding exercise of the Warrant. The Warrant Exercisable Period is 5 years from the date of the Subscriber subscribing to the Shares.

From August 31, 2021, to September 30,2021 we issued 247,482 shares for services at $0.20 per share or an  aggregate of $49,496.40.

We are registering 2,464,982 shares sold for cash consideration.

The selling shareholders will offer their shares at $0.20 depending on the buy-in price per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities, estimated at approximately $2,500. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data is derived from our condensed financial statements for the periods ended September 30th, 2021.

ASSETS	September 30, 2021
Current Assets
Cash	$95,870
Total Current Assets	95,870

Long-term Assets
Intangible Assets, net	35,186
Total Long-term Assets	35,186

Total Assets	$131,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$11,695
Total Current Liabilities	11,695

Stockholders’ Equity
Common stock, par value $0.0001; 200,000,000 common shares authorized; 22,564,982 and zero common shares issued and outstanding at September 30, 2021 and December 31, 2020 respectively	$2,257
Additional paid in capital	432,740
Subscription Receivable	(103,000)
Accumulated deficit	(212,636)
Total Stockholders’ Equity	119,361

Total Liabilities and Stockholders’ Equity	$131,056

The accompanying notes are an integral part of these financial statements.

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BrooqLy Inc.

Consolidated Statement of Operations

September 30, 2021

Revenue, net	$1,116
Total Revenue	1,116

Operating expenses
Professional fees	41,413
Other general and administrative costs	52,340

Total operating expenses	93,753

Gain/(Loss) from operations	(92,636)

Interest Expense	(120,000)
Other Income (expense) net	(120,000)

Net profit/(loss) before income tax	$(212,636)

Provision for income taxes (benefit)	-

Net profit/(loss)	$(212,636)

Net Profit/(Loss) Per Common Stock
- basic and fully diluted	$(0.02)
Weighted-average number of
shares of common stock outstanding
- basic and fully diluted	13,508,139

The accompanying notes are an integral part of these financial statements.

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THE OFFERING

Shares of Common Stock Offered by Selling Shareholders	2,464,982 Common Shares

Previous Offering of Our Common Shares

From our Inception, to present, we sold 2,000,000 common shares to 3 investors at a price of $0.10 per share (with 1 Common Stock Warrant per Common Stock Share) or an aggregate of $200,000 and 317,500 common stock shares at a price of $0.20 per share to 16 investors or an aggregate of $63,500 and issued 247,482 shares for services at a price of $0.20 per share to 2 investors or an aggregate of $49,496.40

Shares of Common Stock Outstanding Before the Offering	22,564,982 Common Shares

Shares of Common Stock Outstanding After the Offering	22,564,982 Common Shares

Terms of the Offering	The selling shareholders will determine when and how they will sell the securities offered in this prospectus.

Trading Market

There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of Proceeds	We will not receive proceeds from the resale of shares by the selling shareholders.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

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RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the following risk factors and the other information in this Memorandum before investing in our common stock. The risks set out below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose your entire investment in our securities.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating us and our business before purchasing our common stock. These risk factors are not necessarily exclusive and other unanticipated risk may arise. You should invest in our common stock only if you can afford to lose your entire investment.

RISKS RELATED TO OUR BUSINESS

Our independent registered Public Accounting firm’s auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We are an early-stage company with little or no historical performance for you to base an investment decision upon, and we may never become profitable.

We are a recently formed company. For the period ending September 30, 2021, we had revenues of $1,116 and a net loss of $212,636. Accordingly, we have limited historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by early-stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses, and difficulties that we will face as an early-stage company, and whether we will ever become profitable.

If we are unable to generate sufficient revenues for our operating expenses, we will need financing which we may be unable to obtain; should we fail to obtain sufficient financing, our revenues will be negatively impacted.

For the period ended September 30,2021, we had revenues of $1,116 and a net loss of $212,636. Because we have limited revenues and lack historical financial data, including revenue data, our future revenues are unpredictable. ly. After this registration statement is declared effective our operating expenses will increase by approximately $15,000 per month and be approximately $30,000 per month or $360,000 annually. We will require $30,000 per month or $360,000 over the next twelve months to meet our existing operational costs, which consist of $80,000 to comply with the costs of being an SEC reporting company.

As of the date of this registration statement, we had cash on hand of approximately $95,870 for our operational needs. If we fail to generate sufficient revenues to meet our monthly operating costs, we will not have available cash for our operating needs based upon our present costs of $15,000 (pre-effectiveness of the S-1 Registration Statement) after approximately 7 months.

Until we generate material operating revenues, we require additional debt or equity funding to continue our operations. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding. We do not have any plans or specific agreements for new sources of funding, and we have no agreements for financing in place.

We are dependent on the sale of our securities to fund our operations.

To date, we had minimal revenues of only $1,116 from our operations. From February 19, 2021 to present, we sold 2,564,982 shares of our common shares for $314,496.40 which funds our current operations. We are dependent on the sale of our securities to fund our operations, and will remain so, until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $80,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation, of our securities on the OTC Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports, which would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

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We are an early-stage development company, and we have an unproven business model.

We completed the first stage of development of our Platform on July 31,2021, and since then our Platform’s App has become available in Google Store and Apple store.  We have not yet developed material revenues. We have significant development steps to accomplish to prove our business model, including those matters pertaining to the promotion of our Platform and developing material sales. Should we fail to sufficiently develop our business model and/or generate material revenues, our results of operations will be negatively impacted.

Our growth depends in part on the success of our relationships, agreements, and arrangements with third parties.

The success of our Platform depends, in part, upon the Platform App’s ability to integrate third-party relationships, agreements, and arrangements, including those involving actual and potential Sending Consumers, Receiving Consumers, Shops, and Brands. Should we fail to be successful in the foregoing, our results of operations will be negatively impacting our operations.

Should we encounter difficulties with our software, our results of operations may be negatively impacted.

Third-party developers may change the features of their offering of applications and software or alter the terms that are adverse to us. We may also be unable to maintain our relationships with certain third parties if we are unable to integrate our Platform with their offerings. In addition, third parties may refuse to partner with us or limit or restrict our access to their offerings. We may be unable to adapt to the data transfer requirements of third-party offerings. If third-party applications or software change such that we do not, or cannot, maintain the compatibility of our Platform with these applications and software, or if we fail to ensure there are third-party applications and software that our customers desire to add to their orderings, demand for our Platform could decline. Additionally, if we are unable to maintain technical interoperability among, Shops, Sending Consumers, Receiving Consumers and Brands, we may be unable to effectively integrate our Platform with other systems and services they use. If we fail to integrate our Platform with new third-party offerings that our customers need to operate their businesses, or to provide the proper support or ease of integration our customers require, we may not be able to offer the functionality that our customers and their consumers expect, which would harm our business.

Our business is directly related to the level of business in restaurants, bars, and coffee establishments, should these industry sectors experience material decreases in levels of business and sales, our results of operations will be negatively affected

Our results of operations are dependent upon the level of business of Shops, specifically bars, restaurants, and coffee houses. If these industry sectors experience material declines in the area we are developing, our results of operations will be negatively impacted.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	Demand for our Platform,
•	Our ability to obtain and retain existing Shops, Customers or encourage repeat purchases,
•	General economic conditions, both domestically and in foreign markets, and
•	The level of advertising and marketing and related costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

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Our business depends on the actions of our Shops, Sending Consumers, Receiving Consumers and Brands level of use of our Platform; material decreases or loss of the use of our Platform by these Platform participants, will adversely affect our business, results of operations, and financial condition.

Our ability to grow and generate revenues depends, in part, on our ability to register and then maintain and grow our relationships with existing customers, consumers, and shops, to have them increase their deployment and use of our Platform, and to increase or maintain transaction volume on our Platform. If we fail to obtain new customers and bars, restaurants, and coffee houses and/or customers do not increase their use of our platform, or if they reduce the number of locations using our platform, then our revenues will decline, and our results of operations may be harmed. Additionally, customers may not renew their registrations or contracts with us or reduce their use of our Platform. Consumers may change their purchasing habits or reduce their orders from our current customers, which could harm their business and reduce their use of our Platform. We cannot accurately predict our customers’ usage levels and the loss of customers or reductions in the number of locations that will use our Platform may each have a negative impact on our business, results of operations, and financial condition and may cause our expansion rate to decline.

If we fail to continue to improve and enhance the functionality, performance, reliability, design, security, or scalability of our Platform, in a manner that responds to our customers’ evolving needs, our business may be adversely affected.

The on-demand commerce and digital ordering markets are characterized by rapid technological change, frequent new product and service introductions, and evolving industry standards. Our success or failure will be based on our ability to identify and anticipate the needs of our customers and design and maintain a platform that provides shops, consumers, and users with the tools they need to operate their businesses in a manner that is productive and meets or exceeds their expectations. Our ability to attract new customers and shops, retain revenue from existing customers, and increase sales to both new and existing customers and shops will depend in large part on our ability to continue to improve and enhance the functionality, performance, reliability, design, security, and scalability of our Platform.

If our software contains serious errors or defects, we may lose revenue and market acceptance and may incur costs to defend or settle claims with our customers.

Software such as ours may contain errors, defects, security vulnerabilities, or software bugs that are difficult to detect or correct, particularly when first introduced or when new versions or enhancements are released. Despite internal testing, our platform may contain serious errors or defects, security vulnerabilities, or software bugs that we may be unable to successfully correct in a timely manner or at all, which could result in lost revenue, significant expenditures of capital, a delay or loss in market acceptance, and damage to our reputation and brand, any of which could have an adverse effect on our business and results of operations. Furthermore, our platform allows us to deploy new versions and enhancements to all our customers simultaneously. To the extent we deploy new versions or enhancements that contain errors, defects, security vulnerabilities, or software bugs to all our customers simultaneously, the consequences would be more severe than if such versions, or enhancements, were only deployed to a smaller number of our customers.

We and certain of our third-party partners, service providers, and sub-processors transmit and store personal information of our customers and consumers; if the security of this information is compromised, or is otherwise accessed without authorization, our reputation may be harmed, and we may be exposed to liability and loss of business.

We transmit and store personal information and other confidential information of our partners, our customers, and consumers. Third-party applications integrated with our platform may also handle or store personal information, credit card information, including cardholder data and sensitive authentication data, or other confidential information. We do not proactively monitor the content that our customers upload and store, or the information provided to us through the applications integrated with our platform, and, therefore, we do not control the substance of the content on our servers, which may include personal information. Additionally, we use third-party service providers and sub-processors to help us deliver services to customers and consumers. These service providers and sub-processors may handle or store personal information, credit card information, or other confidential information. There may in the future be successful attempts by third parties to obtain unauthorized access to the personal information of our partners, our customers, and consumers. This information could also be otherwise exposed through human error, malfeasance, or otherwise. The unauthorized release, unauthorized access, or compromise of this information could have an adverse effect on our business, financial condition, and results of operations. Even if such a data breach did not arise out of our actions or inactions, or if it were to affect one or more of our competitors or our customers’ competitors, the resulting consumer concern could negatively affect our customers and our business.

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We are subject to stringent and changing privacy laws, regulations and standards, and contractual obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability, or adversely affect our business.

Foreign jurisdiction in which our current or potential future customers may operate has established privacy and data security laws, rules, and regulations. The European Union, or EU, has adopted the General Data Protection Regulation, or GDPR, which went into effect on May 25, 2018. Among other requirements, the GDPR regulates transfers of personally identifiable information from the EU to non-EU countries, such as the United States. Under the GDPR, fines of up to €20 million or up to 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for violations of certain GDPR requirements. Moreover, individuals can claim damages as a result of GDPR violations. Other jurisdictions outside the EU are similarly introducing or enhancing privacy and data security laws, rules, and regulations, which may increase the risks associated with non-compliance.

Certain current or potential future customers are subject to the GDPR, and we may be required to assist such customers with their compliance obligations. While we are not currently subject to the GDPR ourselves, many of our customers are subject to the GDPR. We may be required to expend resources to assist our customers with such compliance obligations. Assisting our customers in complying with the GDPR or complying with the GDPR ourselves if we further expand our business in the EU in the future may cause us to incur substantial operational costs or require us to change our business practices to maintain such information in the European Economic Area.

The regulatory framework for privacy and security issues in the United States is rapidly evolving. Laws in all 50 states require us to provide notice to customers when certain sensitive personal information has been disclosed as a result of a data breach. These laws are frequently inconsistent, and compliance in the event of a widespread data breach is costly. Moreover, states regularly enact new laws and regulations, which require us to provide consumers with certain disclosures related to our privacy practices, as well as maintain systems necessary to allow customers to invoke their rights.

Payment transactions processed on our platform may subject us to regulatory requirements and the rules of payment card networks, and other risks that could be costly and difficult to comply with or that could harm our business.

The payment card networks require us to comply with payment card network operating rules, including special operating rules that apply to us as a “payment service provider” that provides payment processing-related services to merchants and payment processors. The payment card networks set these network rules and have discretion to interpret them and change them. We are also required by our payment processors to comply with payment card network operating rules, and we have agreed to reimburse our payment processors for any fines they are assessed by payment card networks as a result of any rule violations by us or our customers. Any changes to or interpretations of the network rules that are inconsistent with the way we and the payment processors and merchants currently operate may require us to make changes to our business that could be costly or difficult to implement. If we fail to make such changes or otherwise resolve the issue with the payment card networks, the networks could fine us, cancel or suspend our registration as a payment service provider, or prohibit us from processing payment cards, which would have an adverse effect on our business, financial condition, and operating results. In addition, violations of the network rules or any failure to maintain good standing with the payment card networks as a payment service provider could impact our ability to facilitate payment card transactions on our platform, increase our costs, or could otherwise harm our business. If we were unable to facilitate payment card transactions on our platform, or were limited in our ability to do so, our business would be materially and adversely affected.

If we fail to comply with the rules and regulations adopted by the payment card networks, we would be in breach of our contractual obligations to our payment processors, financial institutions, or partners. Such failure to comply may subject us to fines, penalties, damages, higher transaction fees and civil liability, and could eventually prevent us from processing or accepting payment cards or could lead to a loss of payment processor partners, even if there is no compromise of customer or consumer information. In the event that we are found to be in violation of any of these legal or regulatory requirements, our business, financial condition, and results of operations could be harmed.

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Our business is highly competitive, and we may be unable to compete successfully against current and future competitors.

We face competition in various aspects of our business, and we expect such competition to intensify in the future, as existing and new competitors, including those that introduce new solutions or enhance existing solutions that are directly competitive with our modules. We may compete against providers in the geographic areas we are then concentrating upon, including white-label digital ordering solution providers, restaurant-focused platforms, and others that provide direct digital ordering solutions, and custom software providers. Our potential new or existing competitors may be able to develop solutions that are better received by customers or may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, regulations, or customer requirements. If competitors, most of which are much better capitalized than we are, are successful in providing our customers with a more attractive solution or pricing, our business and results of operation may be harmed.

Competition may intensify as current or future competitors enter into business combinations or alliances or raise additional capital, or as established companies in other market segments or geographic markets expand into our market segments or geographic markets. For instance, current or future competitors could use strong or dominant positions in one or more markets to gain a competitive advantage against us in areas where we operate including by integrating additional or competing platforms or features into solutions they control, such as additional payment, rewards, or delivery platforms or features. In addition, certain customers may choose to partner with our competitors in a specific geographic market or choose to engage exclusively with our competitors. Further, our current ecosystem partners could add features to their solutions, including point of sale functionality, limit or terminate the availability of their products on our platform, or directly compete with our solutions by expanding their product offerings. Current and future competitors may also choose to offer a different pricing model or to undercut prices in an effort to increase their market share. If we cannot compete successfully against current and future competitors, our business, results of operations, and financial condition could be negatively impacted.

We may be subject to claims by third parties of intellectual property infringement.

The software industry is characterized by the existence of a large number of patents, trademarks, copyrights, trade secrets, and other intellectual property rights, and frequent claims and related litigation regarding such intellectual property rights. Third parties have in the past asserted, and may in the future assert, that our platform, modules, technology, methods, or practices infringe, misappropriate, or otherwise violate their intellectual property or other proprietary rights. Such claims may be made by our competitors seeking to obtain a competitive advantage or by other parties. Additionally, non-practicing entities purchasing intellectual property assets for the purpose of making claims of infringement may attempt to extract settlements from us. The risk of claims may increase as the number of modules that we offer and competitors in our market increases, and overlaps occur. In addition, to the extent that we gain greater visibility and market exposure, we face a higher risk of being the subject of intellectual property infringement claims.

Any such claims, regardless of merit, which result in litigation could result in substantial expenses, divert the attention of management, cause significant delays in introducing new or enhanced services or technology, materially disrupt the conduct of our business and have a material and adverse effect on our brand, business, financial condition, and results of operations. Although we do not believe that our proprietary technology, processes, and methods have been patented by any third party, it is possible that patents have been issued to third parties that cover all or a portion of our business. As a consequence of any patent or other intellectual property claims, we could be required to pay substantial damages, develop non-infringing technology, enter into royalty-bearing licensing agreements, stop selling or marketing some or all of our modules, or re-brand our modules. We may also be obligated to indemnify our customers against intellectual property claims, and we may have to pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, or modify applications, which could be costly. If it appears necessary, we may seek to secure license rights to intellectual property that we are alleged to infringe at a significant cost, potentially even if we believe such claims to be without merit. If required licenses cannot be obtained, or if existing licenses are not renewed, litigation could result. Litigation is inherently uncertain and can cause us to expend significant money, time, and attention to it, even if we are ultimately successful. Any adverse decision could result in a loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses for alternative technologies from third parties, prevent us from offering all or a portion of our modules and otherwise negatively affect our business and operating results.

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We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property or prevent third parties from making unauthorized use of our technology could adversely affect our business, results of operations, and financial condition.

Our success depends, in part, on our ability to protect our brand and the proprietary methods and technologies that we develop under the intellectual property laws of the United States and, or foreign jurisdictions so that we can prevent others from using our inventions and proprietary information. We hold no issued patents or trademarks and therefore would not be entitled to exert patents to exclude or prevent our competitors from using our proprietary technology, methods, and processes to the extent independently developed by our competitors.

We rely primarily on trade secret laws and confidentiality agreements with our business partners, employees, consultants, advisors, customers, and other current or prospective partners in our efforts to protect our proprietary technology, confidential information, processes, methods, and intellectual property. These confidentiality agreements may not effectively prevent disclosure of our confidential information or the unauthorized use of our technology, and it may be possible for unauthorized parties to copy our software or other proprietary technology or information, or to develop similar software independently without our having an adequate remedy for unauthorized use or disclosure of our confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in these cases, we would not be able to assert any trade secret rights against those parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

In addition, the laws of some countries do not protect intellectual property and other proprietary rights to the same extent as the laws of the United States. To the extent we expand our international activities, our exposure to unauthorized copying, transfer and use of our proprietary technology or information may increase.

We cannot be certain that our means of protecting our intellectual property and proprietary rights will be adequate or that our competitors will not independently develop similar technology. If we fail to meaningfully protect our intellectual property and proprietary rights, our business, results of operations, and financial condition could be adversely affected.

Any future litigation against us could be costly and time-consuming to defend.

We may become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our customers, our partners, or third parties in connection with commercial disputes or our technology or employment claims made by our current or former employees. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm our business, financial condition, and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, potentially harming our business, financial position, and results of operations.

Our brand is integral to our success; if we fail to effectively maintain, promote, and enhance our brand, our business and competitive advantage may be harmed.

We believe that maintaining, promoting, and enhancing our brand is critical to expanding our business. Maintaining and enhancing our brand will depend largely on our ability to continue to provide high-quality, well-designed, useful, reliable, and innovative modules, which we may not do successfully in the future.

Errors, defects, security incidents, disruptions, or other performance problems with our platform, including with third-party applications, services, or partners, may harm our reputation and brand. We may introduce new modules or terms of service that our customers or consumers do not like, which may negatively affect our brand. Additionally, if our customers or consumers have a negative experience using our modules or third-party solutions integrated with our platform, such an experience may affect our brand, especially as and if we continue to attract multi-location restaurant customers to our platform.

We believe that the importance of brand recognition will increase as competition in our market increases. In addition to our ability to provide reliable and useful modules at competitive prices, successful promotion of our brand will depend on the effectiveness of our marketing efforts. While we primarily market our platform through direct sales efforts, our platform is also marketed through a number of free traffic sources, including customer referrals and word-of-mouth. Our efforts to market our brand have involved significant expenses, which we intend to increase, and as our market becomes increasingly competitive, these marketing initiatives may become increasingly difficult and expensive. Our marketing spend may not yield increased revenue, and even if it does, any increased revenue may not offset the expenses we incur in building and maintaining our brand.

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Unfavorable conditions in our industry or the global economy, or reductions in digital ordering transaction volume or technology spending, could adversely impact the health of our customers and limit our ability to grow our business and negatively affect our results of operations.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our customers and potential customers. Negative conditions in the global general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, decreases in restaurant and digital ordering spending, financial and credit market fluctuations, international trade relations, political turmoil, natural catastrophes, epidemics, warfare and terrorist attacks on the United States, Canada, or elsewhere, could cause a reduction in customer locations and digital ordering transaction volumes, a decrease in business investments, including spending on technology, business interruptions resulting from a destruction of our headquarters, and negatively affect the growth of our business.

More specifically, we are heavily reliant on the restaurant and food industries and any downturn or fundamental shift in those industries could significantly impact our results. Reports, whether true or not, of foodborne illnesses and injuries caused by food tampering have severely injured the reputations of participants in the food business and could do so in the future. The potential for acts of terrorism on the global food supply also exists and, if such an event occurs, it could harm our business and results of operations. In addition, reports of foodborne illnesses or food tampering could, as a result of negative publicity about the restaurant industry, harm our business and results of operations.

Lastly, the increased pace of consolidation in certain industries may result in reduced overall spending on our   platform and modules. We cannot predict the timing, strength, or duration of any economic slowdown, instability, or recovery, generally or within any particular industry.

Increases in food, labor, and occupancy costs could adversely affect results of operations.

Our financial success is dependent, in part, on the ability of our Shops customers to increase digital ordering and maintain profitability. These customers may experience increased operating costs, including changes to food, labor, occupancy, insurance, and supply costs, as well as costs of safety equipment related to the COVID-19 pandemic, and they may be unable to recover these costs through increased menu prices. Recently, there have been increased foods costs in the US. Various factors beyond our control, including government regulations relating to independent contractor classifications and minimum wage increases, may affect the total cost of digital food orders to consumers. If our current or future customers are unable to maintain or increase digital orders, or maintain profitability, our business, financial condition, and results of operations could be harmed.

Our failure to attract, train, or retain highly qualified personnel could harm our business.

Our success depends on our ability to attract, train, and retain qualified personnel, including our agents that market the Platform on our behalf. Competition for such personnel is intense. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be harmed.

We cannot guarantee we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, and operating results.

Our Platform is in the early stages of commercialization; we are not certain that our Platform will be well received as anticipated.

Our Platform may not appeal to shops and consumers and put us at a competitive disadvantage. If our Platform fails to appeal to consumer tastes or we do not achieve or sustain market acceptance, we could lose customers which could have a material adverse effect on our business, financial condition, and operating results.

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We may be unable to effectively manage growth.

As we continue to grow our business, grow the territories and the number of shops that are located in each Territory that our Platform is available, further develop and refine our Platform, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. We expect our growth to place a substantial strain on our managerial, operational, and financial resources. We cannot assure that we will be able to effectively manage the expansion of our operations, or that its facilities, systems, procedures, or controls will be adequate to support its operations. Our inability to manage future growth effectively would have a material adverse effect on its business, financial condition, and results of operations.

We will be subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

We will be subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited financial statements to stockholders will cause our expenses to be higher than they would be if we had remained privately held. In addition, it may be time consuming, difficult, and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We estimate that our SEC reporting requirements for the next 12 months will cost us at least $80,000. We may need to hire additional financial reporting, internal controls, and other finance personnel to develop and implement appropriate internal controls and reporting procedures.

We may incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company, as defined in Rule 12b-2 under the Exchange Act, we will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) and to include an internal control report beginning with the Annual Report on Form 10-K.This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.

We are eligible to be treated as an “emerging growth company,” as defined in the JOBS Act, and a “smaller reporting company” within the meaning of the Securities Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies or smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this prospectus. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700.0 million as of any December 31 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, after which, in each case, we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Common Stock held by non-affiliates exceeds $250 million as of the prior the end of our second fiscal quarter ending December 31st of each year, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior to the end of our second fiscal quarter ending December 31st of each year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

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After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our failure to appropriately and timely respond to changing consumer preferences and demand for new products and services could significantly harm our customer relationships and have a material adverse effect on our business, financial condition, and results of operations.

Our business is subject to changing consumer trends and preferences. Our failure to accurately predict or react to these trends could negatively impact consumer opinion of us as a source for the latest products, which in turn could harm our customer relationships and cause us to lose market share. If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could be rendered obsolete, which could have a material adverse effect on our financial condition and results of operations.

We face risks associated with our existing and planned international business.

We plan to offer our Platform in several countries. Our existing and planned international business operations are subject to a variety of risks, including:

•	difficulties in staffing and managing geographically dispersed operations,
•	compliance with various foreign laws, including local labor laws and regulations, where we operate throughout the world (as applicable),
•	government expropriation of assets,
•	changes in or uncertainties relating to geographically dispersed rules and regulations that may harm our ability to sell our Platform,
•	increase in withholding and other taxes, or limitations on remittances and other payments by foreign entities or strategic partners,
•	varying and possibly overlapping tax regimes, including the risk that the countries in which we operate will impose taxes on inter-company relationships,
•	currency devaluations or fluctuations in currency values,
•	economic, political, or social instability in foreign countries,
•	the enforceability of legal agreements and judgments in foreign countries,
•	an inability, or reduced ability, to protect our intellectual property,
•	the unprecedented ongoing Covid-19 pandemic, and
•	government subsidies or other incentives that favor local competitors.

We currently expect to expand in our existing and additional target international markets, but our expansion plans may not be successful. Failure of, or delay in, our expansion plans could significantly harm our business results.

We are exposed to foreign currency exchange rate fluctuations and exchange control risks, which may harm our results of operations and cause our financial results to fluctuate between periods.

Our operating expenses will be spread geographically across several countries. However, our revenue is reported to the SEC in US dollars while at the same time is denominated in other currencies across countries due to our international sales. We have expenses in various currencies. As a result, our revenue recognition, which is in US dollars, for reporting purposes, may vary and is at risk considering exchange rate fluctuations. A significant fluctuation in the countries we operate in, and U.S. dollar and other foreign currency exchange rates could therefore have a significant impact on our results of operations. The exchange rate between the various countries and these currencies, have fluctuated in the past and any appreciation or depreciation of any such currencies can impact our potential profitability and results of operations.

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We may be unable to adequately protect or continue to use our intellectual property; failure to protect such intellectual property may harm our business.

The success of our business, in part, depends on our continued ability to use our brand name and other intellectual property to increase awareness of our brand name. We will attempt to protect our intellectual property rights through available copyright and trademark laws. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries, and the actions taken by us may be inadequate to prevent imitation by others of our brand name. and other intellectual property. Protecting our intellectual property rights may be impeded. If we fail to register the appropriate trademarks or our other efforts to protect relevant intellectual property prove to be inadequate, the value of our brands could decrease, which could harm our business and results of operations.

We will require additional capital to execute our overall business strategy.

We have an ambitious business strategy that includes expansion through internal growth. If we require the need to raise additional capital through the sale of equity, the issuance of those shares could result in dilution to our shareholders. In addition, if we obtain debt financing, a portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness. If adequate funds are unavailable, we may be required to curtail our operations. There can be no assurance that if we were to need additional funds to meet obligations we may incur in the future, that additional financing arrangements would be available in amounts or on terms acceptable to us.

Our officers own a controlling interest in the voting stock and investors will have minimal influence on our operations.

Our officers beneficially own and control the votes of approximately 88.6% of the outstanding Common Stock. As a result, our officers, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including the selection or removal of board members, amendments to the articles of incorporation or bylaws and measures that can affect a change in control or merger.

Climate changes may indirectly impact our business.

Climate changes such as severe weather, temperature fluctuations, water shortages may negatively impact the “Shops” and consumers with whom we conduct transactions with. Additionally, climate change related regulations may increase the costs of the “Shops” doing business, which may increase the costs to the consumers conducting transactions with the Shops, which may negatively impact our revenues and potential profitability.

RISKS RELATED TO OUR SECURITIES

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The market price of our Common Stock may fluctuate significantly in the future.

We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures,
•	our ability to market our services on a cost-effective and timely basis,
•	changing conditions in the market,
•	changes in market valuations of similar companies,
•	stock market price and volume fluctuations generally,
•	regulatory developments,
•	fluctuations in our quarterly or annual operating results,
•	additions or departures of key personnel, and
•	future sales of our Common Stock or other securities.

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The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period than planned. An inactive or low trading market may also impair our ability to raise capital by selling shares of capital stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you which may include the complete loss of your investment. Any of the risks described above could adversely affect our sales and profitability and the price of our Common Stock.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 200,000,000 shares of common stock of which 22,564,982 have been issued and are outstanding. We may issue additional shares of our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.

There is presently no market for our Common Stock; an inability to develop or maintain a trading market could negatively affect the value of our Common Stock and make it difficult for you to sell your shares.

Prior to this Offering, there has been no public market for our Common Stock. Although we intend to become a public reporting company after this Offering and apply to FINRA to have our Common Stock approved for quotation on the OTCQB quotation medium, there are no assurances that we will meet the requirements to secure a stock symbol. The OTC Markets is a dealer system that relies upon market-makers to provide quotations for the Common Stock, and it is possible that no market-maker will want to provide such quotations. If an active trading market cannot be achieved, it could negatively affect the value of the Shares and make it difficult for you to sell your Shares or recover any part of your investment. Even if a market for our Common Stock does develop, the market price of our Common Stock may be highly volatile. In addition, if we do not meet the criteria set forth in SEC regulations, various requirements could be imposed by law on broker-dealers who sell our securities to individuals other than established customers and accredited investors. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our Common Stock, the ability of holders of our Common Stock to sell our Common Stock, or the prices at which holders may be able to sell our Common Stock.

If our stock is thinly traded, sale of your holding may take a considerable amount of time.

If our shares of our Common Stock become quoted, they may be thinly traded on the OTC Markets OTCQB tier, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

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If approved for stock quotation, our Common Stock will be subject to the "Penny Stock" rules of the SEC and the trading market in our securities will be limited, which makes transactions in our Common Stock cumbersome and may reduce the value of an investment in our Common Stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the investor and (b) make a reasonable determination that the transactions in penny stocks are suitable for that investor and the investor has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the market in penny stocks.

You may have difficulty in locating a securities broker-dealer who will accept our shares.

We understand that most of the firms clearing stock for many broker-dealers have terminated acceptance of penny stocks that are not traded on an exchange. As a result, there are a limited number of securities brokers who will open an account for the purchase or sale of our shares or place a buy or sell order for you as an existing customer for the purchase or sale of our shares. Also, as a result, we believe you may pay higher brokerage commissions on the purchase and sale of our shares, be limited to only a few securities brokerage firms in the event you become dissatisfied with limited liquidity related to your investment in our shares.

There will be restrictions on resale of the Securities and there is no assurance of the registration of the Securities.

None of the Securities offered hereby may be resold unless, at the time of such intended sale, there is a current registration statement covering the resale of the Securities or there exists an exemption from registration under the Securities Act, and such Securities have been registered, qualified, or deemed to be exempt under applicable securities or “blue sky” laws in the state of residence of the seller or in the state where sales are being effected. While we currently intend to file a registration statement with the SEC after completion of this Offering, we are not granting investors any registration rights and no assurance can be given when, if ever, a registration statement covering the resale of the Shares will be filed or declared effective by the SEC. If the SEC does not approve a registration statement covering the resale of the Shares, investors will be precluded from disposing of such Securities unless such Securities may become eligible to be disposed of under the exemptions provided by Rule 144 under the Securities Act without restriction. If the Shares are not registered for resale under the Securities Act, or exempt therefrom, and registered or qualified under applicable securities or “blue sky” laws, or deemed exempt therefrom, the value of the Shares could be reduced.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities will be in the over-the-counter market, which is commonly referred to as the OTCQB as maintained by the Financial Industry Regulatory Authority (“FINRA”). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will, likely, find it difficult to sell their securities.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition, or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

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Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our Common Stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our common stock price.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC Markets quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

There could be unidentified risks involved with an investment in our common stock. The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in our common stock. Additional risks will likely be experienced that we are not presently able to foresee. Prospective investors must not construe this information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success of our business, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors (the “Board”) of our current executive officer and consultants and we do not have any outside or independent directors. The lack of independent directors:

•	May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.
•	May present us from providing a check on management, which can limit management taking unnecessary risks.
•	Create potential for conflicts between management and the diligent independent decision-making process of the Board.
•	Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.
•	Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because officers serve on our Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

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Because we do not have a nominating, audit or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have a nominating, audit, or compensation committee or any such committee comprised of independent directors. The board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our election not to opt out of the JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the application date for private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. As of present, there are no new or revised accounting standards that have been issued by the PCAOB or the SEC applicable to us for which we have adopted the application date for private companies.

The JOBS Act will also allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC. The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Registrant meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting,

•

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer,

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation, and

•

be exempt from any rules that may be adopted by the Public Registrant Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of some or all the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company.” We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Registrant’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Registrant. As a result, investor confidence and the market price of our common stock may be adversely affected.

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We may have difficulty obtaining officer and director coverage or obtaining such coverage on favorable terms or financially be unable to obtain any such coverage, which may make it difficult for our attracting and retaining qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage or financially be unable to obtain such coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future, and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations, and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations, and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud; as a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results will likely be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results, or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information and materially harm our business, which would have a negative effect on our operations.

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RISKS RELATED TO COVID-19

The recent emergence and uncertainty arising from the Covid omicron variant may cause market uncertainty and reduced demand for the products of the Shops and negatively impact our revenues and our share price.

On November 29, 2021, the World Health Organization announced that the omicron variant is likely to spread and creates a global risk.  The sale of the Shops’ products could be disrupted as a result of the occurrence of cases, hospitalizations, and deaths resulting from the omicron variant and could adversely affect our business, results of operations and financial condition. Future outbreaks of new strains of COVID-19 may not respond to existing treatments including vaccinations and the rapid spread of the omicron and future new variants make it difficult to predict the impact of COVID-19 on our operations. Because of the uncertainty and impact of the omicron variant, investors may not want to purchase our common stock and the demand for our shares and our stock price could be negatively impacted.

The outbreak of the coronavirus may negatively impact the business and products of the Shops that we do business with, which could adversely affect our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

The outbreak of the COVID-19 may adversely affect our business

The worldwide outbreak of coronavirus could adversely affect our business, results of operations and financial condition. The coronavirus outbreak may materially impact our business due to business shutdowns, social distancing measures, government mandates to close or restrict the business restaurants, bars, coffee, and other drink establishments that we do business with. Additionally, Travel restriction may adversely impact our business, results of operations and financial condition because of a downturn in tourism in the countries where we conduct our business.

The outbreak of the COVID-19 may adversely affect our customers.

Further, such risks as described above could also adversely affect our customers' financial condition, resulting in reduced spending for our products and services. COVID-19 could also lead to the complete or partial closure of our sourcing companies. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic, or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, and results of operations.

THE OUTBREAK OF COVID-19 HAS RESULTED IN A WIDESPREAD HEALTH CRISIS THAT COULD ADVERSELY AFFECT THE ECONOMIES AND FINANCIAL MARKETS WORLDWIDE AND COULD EXPONENTIALLY INCREASE THE RISK FACTORS DESCRIBED ABOVE AND BELOW.

CAUTIONARY NOTE ON RISKS

We have sought to identify what we believe to be the most significant risks to our Business, Securities and related to COVID-19, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all such risk factors before making an investment decision with respect to our common stock.

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USE OF PROCEEDS

We will not receive proceeds from the sale of the shares by selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price of the shares by the selling shareholders does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Founder Shares

On April 2, 2021, we issued 20,000,000 Common Stock Shares to our founders as detailed on page xx.

Share Issuances for Cash Consideration

We are registering all of the shares for which we received cash consideration, specifically 2,317,500 shares.

From April 7, 2021 to September 30, 2021, we sold 317,500 Common Stock Shares at a price of $0.20 per share or an aggregate of $63,500.

On September 17, 2021, we sold 2,000,000 Common Stock Shares at a price of $0.10 per share or an aggregate of $200,000, which subscription also included 1 Common Stock Purchase Warrant for each Common Stock Share Purchased, exercisable at ten (10) cents per share ($0.10) and upon FINRA granting a trading symbol to the Company for quotation on the OTC Markets OTCQB, the Warrant Exercise Price will be calculated at a 50% discount to the 7 day average price for that 7 day period preceding exercise of the Warrant. The Warrant Exercisable Period is 5 years from the date of the Subscriber subscribing to the Shares.

Share Issuances for Services

We are registering 147,482 shares we issued for services.

Our management has determined the offering price for the common shares being registered in this offering on behalf of the selling shareholders. The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price of the shares the selling shareholders are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•	Our limited revenues,
•	Our growth potential, and
•	The price we believe a purchaser is willing to pay for our stock.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING STOCKHOLDERS

The selling shareholders named below are selling the securities described below. The table assumes that all the securities will be sold in this offering. However, any or all the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

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We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling shareholders is or is affiliated with a broker-dealer. All selling shareholders may be deemed underwriters. The percentages below are based upon 22,564,982 common shares outstanding.

From our Inception, to present, we sold 317,500 common shares at a price of $0.20 per share or an aggregate of $63,500 to 16 investors and we sold 2,000,000 common shares at a price of $0.10 per share or an aggregate of $200,000 to 3 investors and we issued 147,482 shares for services at a price of $0.20 or an aggregate of $29,496.40 to one investor. We are registering 2,464,982 common shares sold for cash consideration. We are not registering common shares held directly or indirectly by our officers or directors.

·

Each investor had a pre-existing relationship with one or all of our Founders/Officers

We relied on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D for the offer and sale of the securities in the chart below. We believe that Section 4(2) was available because:

•	Each investor had a pre-existing relationship with our Founders who are also the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer,
•	Each investor is an Accredited Investor,
•	Each investor attested that his, her or its Advisors, had a reasonable opportunity to ask questions of and receive answers concerning the offering of the Shares and our business, financial condition, results of operations and prospects. and all such questions have been answered to the full satisfaction of the investor,
•	None of these issuances involved underwriters, underwriting discounts or commissions,
•	Restrictive legends were and will be placed on all certificates or book entries issued as described above, and
•	The offer and sale of the securities did not involve general solicitation or advertising.

Name of the Beneficial Holder	Number of Common Shares Held Before the Offering (1)	Percentage Owned Before the Offering	Number of Common Shares Being Offered	Shares Held After The Offering Assuming All Common Shares Being Registered Are Sold (1)	Percentage Held After The Offering Assuming All Common Shares Being Registered Are Sold
Malameteni Lipapi (2)	15,000	0.07%	15,000	0	0
Panagiotis Salpigitis	15,000	0.07%	15,000	0	0
Dimitrios Papasotiriou	17,500	0.08%	17,500	0	0
Christos Misalidis	30,000	0.13%	30,000	0	0
Evangelos Michalis	15,000	0.07%	15,000	0	0
Themis Ioannou (3)	15,000	0.07%	15,000	0	0
Aris Pantelatos	15,000	0.07%	15,000	0	0
Theodoros Kounas	15,000	0.07%	15,000	0	0
Constanta Predica	15,000	0.07%	15,000	0	0
Ioannis Vasileios Skordilakis	25,000	0.11%	25,000	0	0
Stamatiou Dimitra	50,000	0.22%	50,000	0	0
Allieu Varney Kamara	30,000	0.13%	30,000	0	0
Antonio De Luca Coimbra	15,000	0.07%	15,000	0	0
Kelaidis Nikolaos	15,000	0.07%	15,000	0	0
Jonathan Dagues Martins	15,000	0.07%	15,000	0	0
Delissa Mallios Ventures, LTD (4)	500,000	2.22%	500,000	0	0
Peter William Brown	15,000	0.07%	15,000	0	0
Hadrian Holdings, LLC (5)	500,000	2.22%	500,000	0	0
The Aeon Group, Inc (6)	1,000,000	4.43%	1,000,000	0	0
Nikolaos Stratigakis	147,482	0.65%	147,482	0	0

Total	2,464,982	11.37%	2,464,982

(1)	Based upon 22,564,982 shares outstanding.
(2)	Ms. M. Lipapi is the mother-in-law of our founder /COO, Nikolaos Ioannou
(3)	Ms. T. Ioannou is the sister of our founder / COO, Nikolaos Ioannou
(4)	Delissa Mallios Ventures, Ltd, is a Cypriot Limited Liability Company and Mr. Demetrios Mallios has dispositive power over the shares.
(5)	Hadrian Holdings, LLC is a New York Limited Liability Company and Mr. Antony DeSena and Mr. Steven Noto have dispositive power over the shares.
(6)	The Aeon Group, Inc is a Florida corporation and Mr. Demetrios Mallios has dispositive power over the shares.

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DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 200,000,000 shares of common stock, with a par value of $0.0001, and no shares of preferred stock. As of the date of this prospectus there are 22,564,982 shares of our common stock issued and outstanding held by 24 stockholders of record.

Common Stock

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of a majority of the holders entitled to vote on matters submitted to our common stockholders is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future payment of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights.

Upon our liquidation or dissolution, the assets legally available for distribution to holders of shares of the common stock, after payment of all our obligations, are distributable ratably among the holders of the then outstanding common stock.

Preferred Stock

We are not authorized to issue preferred stock shares.

MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We anticipate on applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders

As of the date of this registration statement, we have 24 shareholders of our common stock.

Transfer Agent and Registrar

ClearTrust, LLC is the transfer agent and registrar for our common stock. Their address is 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558, their phone number is (813) 235-4490, and their email is inbox@cleartrusttransfer.com.

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Dividends

Since our inception, we have not paid any dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and our shareholders to do so.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt,

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities,
•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks, and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, likely, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. To date we have not engaged with a Market Maker.

Sales of our common stock under Rule 144

We presently have 22,564,982 common shares outstanding. Of these shares, 2,564,982, common shares are held by non-affiliates and 20,000,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933 defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

2,464,982 shares of our common shares held by non-affiliates and no shares held by affiliates are being registered in this offering. The remaining non-affiliate shares as well as all the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

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Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission, assuming this registration statement is declared effective. We intend voluntarily to file a registration statement on Form 8-A which will subject us to all the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million. If we do not file a registration statement on Form 8-A, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.  We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

DESCRIPTION OF BUSINESS

Organizational History

We were incorporated in the state of Nevada on February 19, 2021. On May 12, 2021, we changed our name to brooqLy, Inc. with the state of Nevada.

Operations to Date

 Our operations to date have primarily consisted of:

•	Establishing our capital structure.
•	Establishing our management structure.
•	Raising $263,500 via a Rule 506(b) Offering.
•	Establishing and completing the following agreements essential to our business plan:

○	Software Services agreement to develop our designed app and platform (April 20, 2021)
○	Advertising Services agreement to execute our designed global marketing strategy (April 20, 2021)
○	Foreign Representation Agreement to start operations in Romania (July 1, 2021)
○	Marketing Services agreement to execute the designed marketing strategy in Greece (July 1, 2021)

•	Completion of the development of the Platform on July 30, 2021, at which time it became fully operational
•	Starting operations in:

○	Greece on August 13, 2021; as of October 31, 2021, we have 48 registered Shops
○	Romania on August 26, 2021; as of October 31, 2021, we have 11 registered Shops

•	As of October 31, 2021, we have 748 registered Users from 18 countries.
•	Initiating discussions with potential Local Partners in Brazil, Czech Republic, Netherlands, Philippines, Serbia, Russia, Turkey, United Arab Emirates, United Kingdom and United States of America, of which there are no assurances we will be successful in securing such Local Partner agreements
•	Starting introductory discussions with global beverage Brands to sell them advertising programs to be executed on our Platform

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Website

Our website is located at www.broooqLy.com. No information on our website is incorporated into this prospectus.

Where We Are Located

We are located at 10101 S. Roberts Road, Suite 209, Palos Hills, Illinois 60465.

Industry Background

Our business offering is a unique combination of

•	Social Networking platforms
•	Online Food Ordering platforms

In 2019, the social network advertising revenue in the United States amounted to 36.14 billion U.S. dollars. This figure is projected to further grow and surpass 50 billion U.S. dollars by the end of 2021.

https://www.cnbc.com/2019/05/07/digital-ad-revenue-in-the-us-topped-100-billion-for-the-first-time.html

https://www.statista.com/statistics/271259/advertising-revenue-of-social-networks-in-the-us/

It is projected that online ordering food revenue will rise to be $220 billion in 2023 - 40% of restaurant sales. Digital ordering and delivery have been growing 300% than dine-in traffic since 2014. Takeout increased by 286% in 2020. Digital orders have increased by 135% since June 2020.

https://blog.trycake.com/41-online-ordering-stats-to-know-in-2021

https://upserve.com/restaurant-insider/online-ordering-statistics/

We use a newsfeed like the most popular social networks where the User has the ability to post own photos, check- in to a Shop, comment on other Users’ posts, send and receive messages through our messaging function and get notifications on various activities

Business Overview

We are a Social Networking Platform that connects its Users using the practice of treating Products via our Platform. The participants in our Platform include: Shops, Sending Consumers , Receiving Consumers and Brands

We have created a technology infrastructure for the Shops, Sending Consumers and Receiving Consumers, and Brands that wish to advertise with us, to interconnect, interact, and engage in what we have strived for, a “fun, social networking experience.”

Platform Benefits

Our Platform is designed to benefit Shops, Users, and Brands, as follows:

•	Shops

○	Obtaining sales from Remote Customers
○	Obtaining additional awareness and visibility
○	Having online, real-time analytics on the spending of our Users

•	Users

○	Staying in touch with friends, anywhere they might be in the world using the Remote Treating mode
○	Making new friends using the In-Shop Treating Mode
○	In both modes, using the method of Treating (purchasing and sending Treats)

•	Brands

○	Gaining access to a targeted audience that is ensembled to send and receive products
○	Getting customized brand positioning by advertising throughout our Platform
○	Having online, real-time analytics on the spending within the Platform

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How the Platform Works

A Shop registers by paying an annual fee on our Platform, at which time it has access to our Platform and has established the ability to upload:

•	Its shop photos to be displayed on our app
•	Its Treat (Products) Catalog with pricing information
•	Its banking information, so we can execute relevant payments to its owners

A User downloads our App for free, completes account information, uploads his or her photo, and connects with friends by importing them from various sources, such as their phone catalog, Meta (Facebook), or other social networking platforms.

Then the User gains access to our newsfeed that shows “connected friends” activity similar to other Social Networking platforms. Therefore, every User, can upload photos, “like” other connected User photos and send and receive notifications.

Following that, the User can select one of two “Treating Modes” to purchase and send a Treat to another User:

•	Under “Remote Treating” mode, a Sending Consumer can select any shop registered, in any country, select a Treat from the Shop’s catalog, purchase it, and a notification is sent to the Receiving Consumer that a Treat is ready for redemption
•	Under “In-Shop Treating” mode, a Sending Consumer may “check-in” at a Shop registered in our Platform and gain access to all Users that have also checked-in during the same time; either existing “friends” or new people that they have the opportunity to Treat and meet. The Treat selection process is the same as in “Remote Treating Mode”.

Platform Data

Our platform is designed to be multi-lingual (currently operating in English, Greek and Romanian) and a multicurrency conversion feature (so a Sending Consumer from one country receives real-time conversion when purchasing a Treat for a Receiving Consumer from another country).

We started operations in Greece on August 13, 2021 (a market that we shall be managing directly with our own resources) and in Romania on August 26, 2021 (a market that we shall be managing using a Local Partner).

We are currently evaluating launching our platform in several other global markets in Western Europe, North and South America & Middle East.

Up to now, we have 748 registered users composed from 18 Countries.

Revenue Sources

Our revenue will be derived from 3 sources:

•	Annual Shop Registration Fee at $120 per year.
•	Treat Commission at 20% fee for each transaction made on our Platform for each Shop,
•	i.e. a Sending Consumer orders a catalog product from a registered Shop on our Platform, which costs $10, 20% of which ($2) is retained by us.
•	Brand(s) that wish to advertise on our Platform, which advertising fee is based on selected shops per month at $40 per shop per month.

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Employees

Our only employees are our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer.

Target Markets

Our target markets are

•	Shops, consisting of bars, restaurants, and coffee houses
•	Consumers
•	Brands

Our target regions to expand our presence and coverage are:

•	Western and Central / Eastern Europe
•	North & South America
•	Middle East

Marketing

Our marketing strategy consists of the following pillars once a country starts operations:

•	Pre-launch Stage
○	Social Media teasing Posts
○	Brand Building campaigns
○	CRM process creation
○	Landing Page creation to lead generation

•	Launch Stage
○	Performance Marketing
○	Influencer Marketing
○	email Marketing
○	Native Ads
○	Press Releases

•	Post Launch Stage
○	Referral Marketing
○	App Store Optimization
○	App Push Notifications
○	CRM Marketing
○	Mobile Affiliate Marketing
○	Vlogging

Dependence Upon One or a Few Customers

We are not presently, and we do not anticipate becoming dependent upon one or a few customers or brands or shops.

Patents, Trademarks, Royalty Agreements

We have no patents or royalty agreements,

On October 14th, 2021, we applied to the US Patent and Trademark Office for the trademark "BROOQLY", which application is pending.

On October 14th, 2021, we applied to the EU Intellectual Property Office for the trademark "BROOQLY", which application is pending.

Raw Materials

We use no raw materials in our business

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Competition

Most of our competitors that have greater operating histories, revenues, personnel, and capital resources than we do.

Research and Development

Since our inception, we have spent no funds on research and development.

Material Agreements

We have executed the following agreements critical to the development our business plan

●	Software Services Agreement

○	We have an April 20, 2021, agreement with Nikolaos Stratigakis, a Greek Corporation, to develop software for us according to our design and specifications, including the development of our global Platform
○	In return for Stratigakis’s services to us, we are required to pay Stratigakis 5,000 Euros and 25,000 Euros in our restricted common stock shares at 20 cents per share.
○	The term of the Agreement is from April 1, 2021, to December 31, 2021.

•	Advertising Services Agreement

○	We have an April 20, 2021, agreement with The Jones, IKE (“Jones”), a Greek corporation, providing for Jones to provide advertising materials on our behalf, including brand identity, website design, and app design for an aggregate payment of 16,000 Euros.
○	The term of the Agreement is from April 1, 2021, to December 31, 2021.

•	Marketing Services Agreement

○	We have a July 1, 2021, agreement with Viable, IKE (“Viable”), a Greek corporation, providing for Viable to design and execute marketing strategies on our behalf in the Greek market, for an aggregate payment of 11,000 Euros.

○	The term of the Agreement is from July 1, 2021, to December 31, 2021.

•	Foreign Representation Agreement - Romania

○	We have an August 1, 2021, agreement with Field Insights Srl (“FI”), a Romanian corporation, providing for FI to become the geographically exclusive representative of brooqLy in Romania.
○	Annual Targets and a Revenue sharing model has been defined with in the agreement
○	The term of the Agreement is from August 1, 2021, to July 31, 2024.

Government Regulations

We are subject, directly and indirectly (through our Registered Shops), to a wide variety of laws and regulations in the countries in which we operate. These laws, regulations, and standards govern issues such as the Internet, labor and employment, anti-discrimination, payments, gift cards, product liability, consumer protection and warnings, marketing, taxation, privacy, data security, terms of service, mobile application and website accessibility.  The sale and delivery of goods through our platform is also subject indirectly to laws, regulations, and standards that govern food safety, alcohol, and tobacco.  These regulations are often complex and subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies of the countries in which we conduct our business.

Property

Our executive offices are located at 10101 S. Roberts Road, Suite 209, Palos Hills, Illinois 60465 and consists of 150 square feet composed of (office, conference room, etc.). We pay monthly rent of $0 and our lease expires on December 31, 2022.

The offices are leased by our Chief Financial Officer’s CFO’s company, Nicholas G. Vardalos & Company LLP, and 150 square feet of which that is subleased to us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Prospectus. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Our Business

We are a Social Networking Platform that connects its Users using the practice of treating Products via our Platform. The participants in our Platform include: Shops, Sending Consumers, Receiving Consumers and Brands

We have created a technology infrastructure for the Shops, Sending Consumers and Receiving Consumers, and Brands that wish to advertise with us, to interconnect, interact, and engage in what we have strived for, a “fun, social networking experience.”

We are an early stage company with significant development steps as indicated in our Plan of Operations.

Results of Operations

Revenues

Our net revenues for the nine months ended September 30, 2021 were $1,116 consisting solely of treats from our Platform.

Operating expenses

We incurred total operating expenses of $93,753 for the nine months ended September 30, 2021, consisting of $41,413 of professional fees and $52,340 of other general and administrative costs.

Other Expenses

We incurred other expense of $120,000 for the issuance of 1 warrant each to 3 accredited investors.

Net loss

We had a net loss of $212,636 for the nine months ended September 30, 2021.

Liquidity and Capital Resources

Our cash flows used in operating activities were $31,199 which is attributed to establishing the company, developing our Platform, legal and auditing fees.

Our cash flows provided by financing activities was $162,500 which is attributed to having sold 2,000,0000 shares at par value of $0.001 to the three founders and 302,500 and 1,000,000 shares of restricted common stock to Accredited Investors at a per share price of $0.20 and $0.10 respectively in a private placement under Rule 506 of Regulation D.

We had cash available for working capital of $95,870 as of September 30, 2021.

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Plan of Operations

Operations

We anticipate that we will incur $360,000 of total expenses over the next 12 months with operating expenses of approximately at a burn rate of $15,000 per month for the next 3 months and $30,000 for the following nine months, as follows: (a) product development - $100,000; (b), marketing - $140,000; and (c) and international business development - $80,000. Based on our current cash position of $95,870 as of September 30th, 2021, and the $103,000 in Subscription Receivables for a total of $198,870, we will be able to conduct our operations for only the next 7 months, which is contingent upon obtaining additional financing.  There is no assurance that we will be able to obtain or on terms acceptable to us.

MONTH	STEP	METHOD / ACCOMPLISHMENT	ESTIMATED OPERATING COST
Jan - Mar	Product: Real-Time Payment System Integration	Design internally, implement with subcontractor	$35,000
Apr - Jun	Product: Real-Time Reporting for Shops / Brands	Design internally, implement with subcontractor	$15,000
Jul - Sep	Product: Social Networking Features Upgrade	Design internally, implement with subcontractor	$30,000
Oct - Dec	Product: Treating Mechanism Features Upgrade	Design internally, implement with subcontractor	$20,000
Jan – Mar	Marketing: Execute Customer Acquisition Strategy	Design internally, implement with subcontractor	$40,000
Apr - Jun	Marketing: Execute Customer Activation Strategy	Design internally, implement with subcontractor	$30,000
Jul – Sep	Marketing: Execute Retention Strategy	Design internally, implement with subcontractor	$35,000
Oct – Dec	Marketing: Execute Referral and Loyalty Strategy	Design internally, implement with subcontractor	$35,000
Jan - Mar	International: Secure contracts from current pipeline	Travel / negotiation with identified potential local partners	$20,000
Apr - Sep	International: Create new markets pipeline	Travel / present business concept to identified potential local partners	$40,000
Oct – Dec	International: Secure contracts from new pipeline	Travel / negotiation with identified potential local partners	$20,000

Going Concern

The report of the independent registered public accounting firm accompanying our September 30th, 2021 financial statements contain an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation, or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation, or removal from office.

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Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Panos Lazaretos	CEO/Director	49	February 19, 2021
Helen V. Maridakis	CFO/Director	60	February 19, 2021
Nikos Ioannou	COO/Director	44	February 19, 2021

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Panagiotis N. Lazaretos has been a member of our Board Directors and Chief Executive Officer since February 19, 2021. Since November 2019 he also serves as a Board Director and Chairman of the Compensation Committee of SPAR Group, Inc (NASDAQ: SGRP) a Field Sales and Marketing Services company. Since February 2017, Mr. Lazaretos has been the Founder and Managing Partner of THENABLERS, Ltd, an International Business Development Services provider. Prior to that and from July 2013 until November 2016, Mr. Lazaretos served as the EEMENA Director – Field Sales & Marketing Services for Adecco Group, the industry Leader in Human Resources. He holds a BS in Computer Science from SUNY New Paltz and has attended MBA courses in Information Technology classes at PACE University

Dr. Nikolaos Ioannou has been a member of our Board Director and Chief Operating Officer since February 19, 2021. He is also the founder and Chief Executive Officer of Delivery.gr, a Greek market’s Online Food & Grocery Ordering sector. Mr. Ioannou was also a lecturer at University of Patras, Greece, and doctoral researcher at NCSR Democritus. He has 15 years entrepreneurial experience on Technology companies. Dr Ioannou holds a B.Sc. in Physics, an MSc on Information Technology and Computing and a PhD on Microelectronics NCSR Democritus.

Helen V. Maridakis has been a member of our Board Directors and Chief Financial Officer since February 19, 2021. She is also the founder and Managing Partner of Vardalos & Associates, Inc, an international business consulting and accounting firm since March 2006. Previously, she was employed with Nicholas G. Vardalos CPAs from October 1995 where she was responsible for providing financial and tax advice to the company’s business clients. She has over 30 years of financial consulting, accounting, and entrepreneurial experience. Mrs. Maridakis holds a BSc Degree in Accounting from the University of Illinois at Chicago as of March 1983 and an MBA in Information Technology from the Group Ecole de Supérieure de Commerce et de Management at Athens, Greece from June 2004.

Family Relationships

There are no family relationships between us and any director or executive officer.

Significant Employees

 There are no significant employees

Involvement in Certain Legal Proceedings

None

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None of our directors and executive officers has been involved in any of the following events during the past ten years:

a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent, or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing,

b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences),
c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws,

d)

being the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity,

e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated,

f)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated,

g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or

h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

Committees of Board of Directors

Audit

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Our Board of Directors, as a whole, will act as our Audit Committee. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

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Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We have no committees of our board of directors.

Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors

We have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Director Independence

We are not currently listed on the Nasdaq Stock Market, which requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

According to the Nasdaq definition, we believe that none of our directors are independent.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

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EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by our Chief Executive Officer and Chief Financial Officer during in 2021.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Panos Lazaretos	2021	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
			Nil	Nil	Nil	Nil	Nil	Nil	Nil

Helen V. Maridakis	2021	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
			Nil	Nil	Nil	Nil	Nil	Nil	Nil

Nikolaos Ioannou	2021	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
			Nil	Nil	Nil	Nil	Nil	Nil	Nil

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

During our Fiscal Year, neither our Chief Executive Officer or Chief Financial Officer or Chief Operating Officer has been paid a salary or any other compensation.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant, or employee of our company.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, and we have not paid any compensation to our directors.

Independent Directors

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

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Compensation, Nominating, and Audit Committees

We do not currently have compensation, nominating, or audit committees. Our board of directors, as a whole, performs the functions of these committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth as of the date of this filing, certain information concerning the beneficial ownership of our capital stock, including our common stock:

•	Each stockholder known by us to own beneficially 5% or more of any class of our outstanding stock,
•	Each director,
•	Each named executive officer,
•	All our executive officers and directors as a group, and
•	Each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

At present, our beneficial ownership consists of 20,000,000 shares or 88.64% of issued and outstanding common stock.

The following table sets forth, as of December 22, 2021 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by our current executive officers and directors as a group.

Common Stock Shares

Name of Beneficial Owner (1)	Common	Nature of Beneficial Ownership	Percentage of Total Common
Panos Lazaretos (CEO/Director)	9,000,000	Officer and Director	39.89
Helen V. Maridakis (CFO/Director)	2,000,000	Officer and Director	8.86
Nikolaos Ioannou (COO/Director)	9,000,000	Officer and Director	39.89

Total			88.64

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets and in which any of the following persons had or will have a direct or indirect material interest:

a)	any director or executive officer of our company,
b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities,
c)

any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting, or disposing of our common stock, which acquired control of our company when it was a shell company, and

d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

The offices are leased by our CFO’s company Nicholas G. Vardalos & Company LLP and 150 square feet of that is subleased to us

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PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered completely illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 2,464,982 shares of common stock. The selling shareholders will offer their shares at $0.20 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be affected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over-the-counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

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There can be no assurances that the selling shareholders will sell any or all the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only must be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because analysts usually do not follow bulletin board stocks, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements from February 19th, 2021, through September 30th, 2021, included in this prospectus have been audited by BF Borgers CPA PC, independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Frederick M. Lehrer, P. A.  to Frederick M. Lehrer’s son, who is of majority age, owns 100,000 shares of our common stock and has sole dispositive power over these shares.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the securities in this offering. This prospectus does not contain all the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon effectiveness of this registration statement, we will file periodic reports under the Exchange Act, including annual, quarterly, and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of BrooqLy, Inc.

Opinion on the Financial Statements

We have audited the accompanying  balance sheet of BrooqLy, Inc. (the "Company") as of September 30, 2021, the related statement of operations, stockholders' equity (deficit), and cash flows for the period February 19, 2021 (Inception) through September 30, 2021 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021, and the results of its operations and its cash flows for the period February 19, 2021 (Inception) through September 30, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

December 20, 2021

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BROOQLY, INC

TABLE OF CONTENTS – FINANCIAL STATEMENTS

F-1

BrooqLy Inc.

Consolidated Balance Sheet

ASSETS	September 30, 2021
Current Assets
Cash	$95,870
Total Current Assets	95,870

Long-term Assets
Intangible Assets, net	35,186
Total Long-term Assets	35,186

Total Assets	$131,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$11,695
Total Current Liabilities	11,695

Stockholders’ Equity
Common stock, par value $0.0001; 200,000,000 common shares authorized; 22,564,982 and zero common shares issued and outstanding at September 30, 2021 and December 31, 2020 respectively	$2,257
Additional paid in capital	432,740
Subscription Receivable	(103,000)
Accumulated deficit	(212,636)
Total Stockholders’ Equity	119,361

Total Liabilities and Stockholders’ Equity	$131,056

The accompanying notes are an integral part of these financial statements.

F-2

BrooqLy Inc.

Consolidated Statement of Operations

September 30, 2021

Revenue, net	$1,116
Total Revenue	1,116

Operating expenses
Professional fees	41,413
Other general and administrative costs	52,340

Total operating expenses	93,753

Gain/(Loss) from operations	(92,636)

Interest Expense	(120,000)
Other Income (expense) net	(120,000)

Net profit/(loss) before income tax	$(212,636)

Provision for income taxes (benefit)	-

Net profit/(loss)	$(212,636)

Net Profit/(Loss) Per Common Stock
- basic and fully diluted	$(0.02)
Weighted-average number of
shares of common stock outstanding
- basic and fully diluted	13,508,139

The accompanying notes are an integral part of these financial statements.

F-3

BrooqLy Inc.

Consolidated Statement of Cash Flows

September 30, 2021
Cash Flows from Operating Activities
Net profit (loss) for the period	$(212,636)

Adjustments to reconcile net loss to net cash used in operating activities
Interest expense - warrant	120,000
Amortization	245
Changes in assets and liabilities
Accounts Payable	11,696
Stock Compensation expense	49,496
Net cash used in operating activities	$(31,199)

Cash Flows from Investing Activities
Software	(35,431)
Net cash used in investing activities	$(35,431)

Cash Flows from Financing Activities
Cash (Used) or provided by:
Cash for common stock	162,500
Net cash provided by financing activities	$162,500

Increase (Decrease) in Cash	95,870

Increase in Cash
Cash at beginning of period	-
Cash at end of period	$95,870

The accompanying notes are an integral part of these financial statements.

F-4

BrooqLy Inc.

Statement of the Changes in Shareholder's Equity

	September 30, 2021
	Common Stock		Additional Paid-in	Accumulated	Subscription Receivable	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2021	$-	-	-	-		-
Shares issued for cash	21,302,500	2,130	160,370			162,500
Shares issued for Services	247,482	25	49,472			49,497
Subscription Receivable	1,015,000	102	102,898		(103,000)	-
Warrant Issued			120,000			120,000
Net Profit for the Nine Months Ended September 30, 2021				(212,636)		(212,636)
Balance, September 30, 2021	$22,564,982	2,257	432,740	(212,636)	(103,000)	119,361

The accompanying notes are an integral part of these financial statements.

F-5

BROOQLY, INC

Notes to the Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS

We are an early-stage company, incorporated in Nevada on February 19, 2021, with the name “MyTreat, Inc”. On May 12, 2021, we changed our name to brooqLy, Inc. with the state of Nevada by filing an amendment to our Articles of Incorporation

We are a social networking platform that connects people using the practice of treating products via our Platform. The participants in our Platform include:

•	Shops that register to use our Platform
•	Sending Consumers who order “treats” for Receiving Consumers who download our app and are registered on our Platform.
•	Receiving Consumers who receive the “treats” from Sending Consumers who have download our app and are registered on our Platform.

We have created a technology infrastructure for the Shops, Sending and Receiving consumers, and Brands that wish to advertise with us, to interconnect, interact, and engage in what we have strived for, a “fun experience.”   Our Platform serves as the connection point and facilitator among our Platform participants, who are the Shops Sending Consumers, and Receiving Consumers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING AND BENEFICIAL CONVERSION FEATURES POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars, unless indicated otherwise. The company believes that the disclosures in these financial statements are adequate and not misleading. In the opinion of management, the financial statements and notes contain all adjustments necessary for a fair presentation of the Company’s financial position as of September 30, 2021, and statements of operations and cash flows for the nine months ended September 30, 2021.

The accompanying financial statements reflect the application of certain significant accounting policies as described below and elsewhere in these notes to the financial statements.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”). The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Company considers all cash on hand and in banks, certificates of deposit and other highly liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

F-6

Intangible Assets

Intangible assets are measured at cost less accumulated amortization and impairment losses, if any. They are amortized on a straight-line basis over their estimated useful lives.  The company has amortized their software application over the useful life of 15 years.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 606 upon the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The company has three types of revenues; a) fees charged to shops for registering with the company’s app, b) treats sent from receiving and/or sending consumers, and c) advertising from other company brands on the app.

All services are recorded at the time that control of the products is transferred to the Receiving consumers upon their redemption of their treat.  In evaluating the timing of the transfer of control of products to customers, we consider several indicators, including, our right to payment, and the legal title of the products. Based on the assessment of control indicators, sales are generally recognized when products are delivered to consumers.

Revenue recognized from contracts with customers is disclosed separately from other sources of revenue. ASC 606 includes guidance on when revenue should be recognized on a Gross (Principal) or Net (Agent) basis. The Company’s revenue is recognized primarily as performance obligations are satisfied. For all fixed-price contracts, revenue is recognized based on the actual service provided to the end of the reporting period.

Stock-Based Compensation

The measurement and recognition of stock - based compensation expense is based on estimated fair values for all share-based awards made to employees and directors, including stock options and for non-employee equity transactions as per ASC 718 rules.

For transactions in which we obtain certain services of employees, directors, and consultants in exchange for an award of equity instruments, we measure the cost of the services based on the grant date fair value of the award. We recognize the cost over the vesting period.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2021.

F-7

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12: Simplifying the Accounting for Income Taxes (Topic 740), which removes certain exceptions to the general principles in Topic 740 and improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The Company will be adopting this new accounting guidance this year, that may result in tax payable for the foreign subsidiary.

Foreign Currency Translation

The Company considers the U.S. dollar to be its functional currency as it is the currency of the primary economic environment in which the Company operates. Accordingly, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities are translated at the exchange rates in effect at the time of acquisition or issue. Revenues and expenses are translated at rates approximating the exchange rates in effect at the time of the transactions. All exchange gains and losses are included in operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates the continuation of the Company as a going concern. The Company recorded $1,116 in revenue for the nine months ended September 30, 2021. The Company has currently had sufficient working capital but is continuing its efforts to establish additional markets for sources of revenues to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. If the company is unable to raise additional funds, there is substantial doubt about its ability to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Issuance of Common Stock

The Company has 200,000,000, $0.0001 par value shares of common stock authorized. On September 30, 2021, there were 22,564,982 common shares issued and outstanding.

For the nine months ended September 30, 2021, the Company issued 22,317,500 shares of common stock for cash proceeds of $265,500 and 247,482 shares of common stock for services rendered of $49,497.

Warrants

From September 17, 2021, to September 30, 2021, the company sold 2,000,000 Common Stock Shares to 3 accredited investors at a price of $0.10 per share or an aggregate of $200,000, which subscription also included 1 Common Stock Purchase Warrant for each Common Stock Share Purchased, exercisable at ten (10) cents per share ($0.10).  Upon FINRA granting a trading symbol to the Company for quotation on the OTC Markets OTCQB, the Warrant Exercise Price will then be calculated at a 50% discount to the 7-day average price for that 7-day period preceding exercise of the Warrant. The Warrant Exercisable Period is 5 years from the date of the Subscriber subscribing to the Shares.

Under ASC 480 “Distinguishing Liabilities from Equity” the management has determined that these warrants are freestanding instruments issued by the Company to a shareholder giving them the right to purchases additional equity shares, thereby they are classified as equity. The warrants meet the underling factors that determine if they fall under the scope of ASC 480-10 to be classified as equity. The share purchase warrants are classified as equity instruments because a fixed amount of cash is exchanged for a fixed amount of equity.

F-8

Changes in Equity

For the year beginning January 1, 2021, the company had a shareholders’ deficit balance of $0. With the sale of 21,302,500 shares of common stock for a value of $162,500, the issuance of 247,482 shares of common stock for a value of $49,497, the outstanding warrants of $120,000 and the net loss of $212,636 for the nine months ended September 30, 2021, the ending balance in equity is $119,361 as of September 30, 2021.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – INCOME TAXES

The Company’s has an overall net loss and as a result there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded.

The components of net deferred tax assets are as follows:

September 30,
2021
Net operating loss carry-forward	-92,636
Less: Valuation Allowance	92,636
Net deferred tax asset	$-

The Company had federal net operating loss carry forwards for tax purposes of approximately $92,636 on September 30, 2021, which may be available to offset future taxable income. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by Section 381 of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

NOTE 7 – SUBSEQUENT EVENT

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2021, through December 8, 2021, the date these financial statements were issued, and has determined that there are no material subsequent events to these financial statements.

As shown in the financial statements accompanying this prospectus, brooqLy, Inc. has minimal revenues to date of $1,116 and has incurred losses of $212,636, since its inception. The Company has operations related to the development of the business and building our customer base and platform but has been issued a “going concern” opinion from our accountants, based upon the Company’s current reliance upon the sale of our common stock as the main source of funds for our future operations.

F-9

2,464,982 Shares of Common Stock

__.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that affect transactions in these securities, whether or not they are participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is December 22, 2021

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses and Issuance and Distributions

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of securities being registered.

SEC Registration Fees	$45.70
Accounting Fees and Expenses	$12,960
Legal fees and expense	$25,000
Miscellaneous	1,000
Total	39,005.	70

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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RECENT SALES OF UNREGISTERED SECURITIES

Prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 506 of the Securities Act of 1933, as amended for the offer and sale of the securities. We believed these exemptions were available because:

•	We are not a blank check company
•	We filed a Form D, Notice of Sales, with the SEC
•	Sales were not made by general solicitation or advertising
•	All investors are Accredited Investors
•	All certificates or book entries have restrictive legends
•	Sales were made to persons with a pre-existing relationship to members of our management.

We provided all investors with the opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

On April 2, 2021, we issued 9,000,000 Common Stock Shares at par value of $0.0001 to our founder,

Panagiotis N. Lazaretos.

On April 2, 2021, we issued 9,000,000 Common Stock Shares at par value of $0.0001 to our founder,

Nikolaos Ioannou.

On April 2, 2021, we issued 2,000,000 Common Stock Shares at par value of $0.0001 to our founder,

Helen V. Maridakis.

From April 7, 2021, to September 30, 2021, we sold 317,500 Common Stock Shares to 16 accredited investors at a price of $0.20 per share or an aggregate of $63,500

From September 17, 2021 to September 30, 2021, we sold 2,000,000 Common Stock Shares to 3 accredited investors at a price of $0.10 per share or an aggregate of $200,000, which subscription also included 1 Common Stock Purchase Warrant for each Common Stock Share Purchased, exercisable at ten (10) cents per share ($0.10 and upon FINRA granting a trading symbol to the Company for quotation on the OTC Markets  OTCQB,  the Warrant Exercise Price will  be calculated at  a 50% discount to the 7 day average price for that 7 day period preceding  exercise of the Warrant. The Warrant Exercisable Period is 5 years from the date of the Subscriber subscribing to the Shares.

.

On August 31, 2021 we issued 147,482 Common Stock Shares to Nikolaos Stratigakis for services at $0.20 per share or an aggregate of $29,496.40 and on September 30, 2021 we issued 100,000 Common Stock Shares to Frederick M. Lehrer’s son at $0.20 per share or an aggregate of $20,000 in connection to services rendered by Frederick M. Lehrer P.A.

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EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation and 5/12/21 Amendment to Articles of Incorporation (Name Change)
3.2	By-Laws
5.1	Legal Opinion of Frederick M. Lehrer, P. A.
10.1	Form of Foreign Representation Agreement
10.2	Form of Communication and Advertising Agreement
10.3	Form of Software Development Services Agreement
10.4	Form of Field Services Agreement
23.2	Consent of Frederick M. Lehrer, P. A. (Included in Exhibit 5.1)

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered   therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering   thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission   such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In   the event that a claim for indemnification against such liabilities (other than the payment by the registrant   of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful   defense of any   action, suit or proceeding) is asserted by such director, officer or controlling person in   connection with the securities being registered, the registrant will, unless in the opinion of its counsel the   matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question   whether such indemnification by it is against public policy as expressed in the Act and will be governed   by the final adjudication of such issue.

   (5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule   430A, shall be deemed to be part of and included in the registration statement as of the date it is first used   after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that   is part of the registration statement or made in a document incorporated or deemed incorporated by   reference into the registration statement or prospectus that is part of the registration statement will, as to a   purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was   made in the registration statement or prospectus that was part of the registration statement or made in any   such document immediately prior to such date of first use.

(6) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of   the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to   such purchaser by means of any of the following communications, the undersigned registrant will be a   seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palos Hills, Illinois on December 22, 2021.

Date: December 22, 2021	By:	/s/ Panagiotis N. Lazaretos
Panagiotis N. Lazaretos Chief Executive Officer

Date: December 22, 2021	By:	/s/ Helen V. Maridakis
Helen V. Maridakis
Chief Financial Officer/Chief Accounting Officer

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In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Panagiotis N. Lazaretos	Chief Executive Officer/Director	December 22, 2021
Panagiotis N. Lazaretos

/s/ Helen v. Maridakis	Chief Financial Officer/Director	December 22, 2021
Helen V. Maridakis	(Principal Financial Officer)

/s/ Nikolaos Ioannou	Chief Operating Officer/Director	December 22, 2021
Nikolaos Ioannou

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